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                                                                    EXHIBIT 23-A
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Lockheed Martin Corporation Performance Sharing Plan, Lockheed Martin Corporation Operations Support Savings Plan and Lockheed Martin Corporation Salaried Savings Plan of our reports (a) dated January 19, 1998, except for Note 2 and the next to the last paragraph of Note 16, as to which the date is March 12, 1998, with respect to the consolidated financial statements of Lockheed Martin Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and (b) dated June 24, 1998 with respect to the financial statements and supplemental schedule of the Lockheed Martin Corporation Performance Sharing Plan, Lockheed Martin Corporation Operations Support Savings Plan and Lockheed Martin Corporation Salaried Savings Plan included in the Plans' Annual Reports (Form 11-K), all for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
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                                                Ernst & Young LLP

Washington, DC
June 24, 1998
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